                                   EXHIBIT 99


                                OXFORD LETTERHEAD


For Further Information:


Investor Contact:  Mitch Truwit
                   (203) 851-1986

Media Contact:     Madeline Hardart
                   (212) 885-0417

FOR IMMEDIATE RELEASE


           NOTE TO EDITORS: OXFORD RE-RELEASES ITS FIRST QUARTER 1998
                 RESULTS WITH THE ACCOMPANYING FINANCIAL TABLES


NORWALK, CT, APRIL 30, 1998--Oxford Health Plans, Inc. (NASDAQ:OXHP) reported on April 27th that it incurred a first quarter 1998 net loss of $45.3 million, or 57 cents per share, compared to net income of $34.4 million, or 44 cents per share (42 cents per diluted share), in the first quarter of 1997. First quarter 1998 results were adversely affected by a nonrecurring after-tax restructuring charge of $16.3 million, or 20 cents per share, for severance and other costs expected to be incurred in connection with the restructuring of certain administrative and management functions. Total revenues for the first quarter ended March 31, 1998 reached $1.2 billion, a 24 percent increase from $987.3 million a year ago.

     Oxford's enrollment totaled approximately 2,096,000 members at March 31, 1998, an increase of almost 88,000 during the first quarter of 1998 and nearly 21 percent higher than membership at the end of last year's first quarter.

     The Company's medical-loss ratio for the first quarter of 1998 was 87.9% compared with 80.2% in the first quarter of 1997. Administrative expenses, exclusive of the nonrecurring restructuring charge, were 16.5% of operating revenue for the first quarter of 1998 compared with 15.4% for the first quarter of 1997 and 17.6% for the full year 1997.

     Oxford's product lines include traditional health maintenance organizations, point-of service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut, Illinois, Florida and New Hampshire through its direct sales force and through independent insurance agents and brokers.

                                      OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                             Consolidated Balance Sheets
                                         March 31, 1998 and December 31, 1997
                                          (In thousands, except share data)


                                                        ASSETS
                                                                                           Mar. 31,       Dec. 31,
                                                                                             1998           1997
                                                                                        --------------- -------------
Current assets:                                                                          (Unaudited)
   Cash and cash equivalents                                                              $     61,053         4,141
   Short-term investments-available-for-sale, at market value                                  635,270       635,743
   Premiums receivable                                                                         289,549       275,646
   Other receivables                                                                            53,484        45,418
   Prepaid expenses and other current assets                                                    20,849        10,097
   Refundable income taxes                                                                      71,603       120,439
   Deferred income taxes                                                                        31,866        38,092
---------------------------------------------------------------------------------------------------------------------
        Total current assets                                                                 1,163,674     1,129,576

Property and equipment, at cost, net of accumulated depreciation and
      amortization of $139,999 in 1998 and $125,926 in 1997                                    151,492       147,093
Deferred income taxes                                                                          117,846        86,406
Other noncurrent assets                                                                         38,409        34,914
---------------------------------------------------------------------------------------------------------------------
        Total assets                                                                        $1,471,421     1,397,989
=====================================================================================================================

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Notes payable                                                                           $   200,000             -
   Medical costs payable                                                                       739,195       762,959
   Trade accounts payable and accrued expenses                                                 176,262       152,152
   Unearned premiums                                                                            46,897       124,603
   Deferred income taxes                                                                         7,798         9,059
---------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                            1,170,152     1,048,773
---------------------------------------------------------------------------------------------------------------------

Shareholders' equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                                      -             -
   Common stock, $.01 par value, authorized 400,000,000
        shares; issued and outstanding 79,514,037 in 1998
        and 79,474,439 in 1997                                                                     795           795
   Additional paid-in capital                                                                  437,983       437,653
   Accumulated deficit                                                                       (140,800)      (95,498)
   Unrealized net appreciation of investments                                                    3,291         6,266
---------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                                             301,269       349,216
---------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                                          $1,471,421     1,397,989
=====================================================================================================================

                                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                     Consolidated Statements of Operations
                                   Three Months Ended March 31, 1998 and 1997
                              (In thousands, except per share and membership data)
                                                  (Unaudited)

Revenues:                                                                              1998          1997
                                                                                  -----------------------------
   Premiums earned                                                                    $1,213,085       970,115
   Third-party administration, net                                                         5,002         3,076
   Investment and other income, net                                                        8,353        14,124
---------------------------------------------------------------------------------------------------------------
      Total revenues                                                                   1,226,440       987,315
---------------------------------------------------------------------------------------------------------------

Expenses:
   Health care services                                                                1,066,437       777,736
   Marketing, general and administrative                                                 201,033       149,784
   Restructuring charges                                                                  25,000           -
---------------------------------------------------------------------------------------------------------------
      Total expenses                                                                   1,292,470       927,520
---------------------------------------------------------------------------------------------------------------

Operating earnings (loss)                                                               (66,030)        59,795

Interest expense on notes payable                                                        (3,666)             -
Equity in net loss of affiliate                                                                -         (900)
---------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                                                     (69,696)        58,895
Income tax expense (benefit)                                                            (24,394)        24,516
---------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                                     (45,302)        34,379
===============================================================================================================

Earnings (loss) per common and common
    equivalent share:
       Basic                                                                          $   (0.57)            .44
       Diluted                                                                        $   (0.57)            .42
Weighted average common stock and
  common stock equivalents outstanding:
       Basic                                                                              79,488        77,843
       Diluted                                                                            79,488        82,337

                                                                           Membership at
                                                                              March 31
-----------------------------------------------------------------------------------------------   Increase
Membership Highlights                                                   1998           1997      (Decrease)
---------------------------------------------------------------------------------------------------------------
Freedom Plan                                                           1,400,200       1,143,500       256,700
HMO                                                                      280,900         224,300        56,600
Medicare                                                                 162,600         134,600        28,000
Medicaid                                                                 183,500         189,900       (6,400)
---------------------------------------------------------------------------------------------------------------
Total Fully Insured                                                    2,027,200       1,692,300       334,900
Self-funded                                                               68,500          46,500        22,000
---------------------------------------------------------------------------------------------------------------
Total Membership                                                       2,095,700       1,738,800       356,900
===============================================================================================================

                                      7